EXHIBIT 23.1c



                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statements Nos. 333-19237, 333-37645, 333-75937 and 333-83797 of Bank United Corp. on Form
S-3, Registration Statement No. 333-42765 of Bank United Corp. on Form S-8, and Registration Statement No. 333-47308 of Washington Mutual of our report dated February 9, 1999, appearing in this Annual Report on Form 10-K of Bank United Corp. for the year ended September 30, 2000.



PAYNE FALKNER SMITH & JONES, P.C.

Dallas, Texas
December 14, 2000